EXHIBIT 1


                                 Analytical Surveys, Inc.
                                  1995 Stock Option Plan

               1.  Purpose.  The 1995 Analytical Surveys, Inc. Stock
          Option Plan (the "Plan" or the "1995 Plan") is intended to advance the interests of Analytical Surveys, Inc. (the "Company") and its shareholders by encouraging and enabling selected officers, directors and other key employees upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock. Options granted under the Plan are intended to be Options which do not meet the requirements of Section 422A of the Internal Revenue Code of 1986 (the "Code").

               2.  Definitions.
                    (a)  "Board" means the Board of Directors of the
                          Company.
                    (b)  "Committee" means the body administering the Plan.
                    (c)  "Common Stock" means the Company's Common Stock.
                    (d) "Date of Grant" means the date on which an option is granted under the plan.
                    (e) "Disinterested Person" means a director, officer or other person who has not been granted equity securities pursuant to the Plan during the year prior to their service as a plan administrator, unless (i) the plan under which they were awarded securities was a formula plan or a broad-based participant - directed plan or (ii) the plan they are administering does not permit participation by directors.
                    (f)  "Option" means an option granted under the Plan.
                    (g) "Optionee" means a person to whom an option, which has not expired, has been granted under the Plan.
                    (h) "Successor" means the legal representative of the estate of a deceased optionee or the person or persons who acquire the right to exercise an option by bequest or inheritance or by reason of the death of any optionee.
               3.  Administration of the Plan; Disinterested Administrators.
               (a) The Plan shall be administered by a Committee of three or more outside directors appointed from time to time by the Board; provided, however, that all Committee members administering the Plan must be "disinterested persons" as that term is herein defined.
               (b) Subject to the provisions of subparagraph (c) below, the Committee shall have full and final authority in its discretion to determine the individuals to whom and the time or times at which options shall be granted and the number of shares and purchase price of Common Stock covered by each option; to construe and interpret the Plan; to determine the terms and provisions of the respective option agreements, which need not be identical, including, but without limitation, terms covering the payment of the option price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.
               (c) If the selection of any director or officer of the Company to whom stock options may be granted pursuant to the Plan, or the determination of the maximum number of shares of stock which may be allocated to any such director or officer or which may be covered by stock options granted to any such director or officer pursuant to the Plan is subject to the discretion of any person, then such discretion shall be exercised only as follows:
               (1) With respect to the participation of directors:
               (i) By the board of directors, a majority of which board and a majority of the directors acting in the matter are disinterested persons;
               (ii) By, or only in accordance with the recommendation of, the Committee; or
               (iii) Otherwise in accordance with the Plan, if the Plan (A) specifies the number or maximum number of shares of stock which directors may acquire or which may be subject to stock options granted to directors pursuant to the Plan and the terms upon which, and the times at which, or the periods within which, such stock may be acquired or such options may be acquired and exercised; or (B) sets forth, by formula or otherwise, effective and determinable limitations with respect to the foregoing based upon earnings of the Company, dividends paid, compensation received by participants, option prices, market value of shares, outstanding shares or percentages thereof outstanding from time-to-time or similar factors.
               (2) With respect to the participation of officers who are not directors:
               (i) By the board of directors or a committee of three or more directors;
               (ii) By, or only in accordance with the recommendations of the Committee; or
               (iii) Otherwise in accordance with the Plan, if the Plan (A) Specifies the number or maximum number of shares of stock which directors may acquire or which may be subject to stock options granted to directors pursuant to the plan and the terms upon which, and the times at which, or the periods within which, such stock may be acquired or such options may be acquired and exercised; or (B) sets forth, by formula or otherwise, effective and determinable limitations with respect to the foregoing based upon earnings of the Company, dividends paid, compensation received by participants, option prices, market value of shares, outstanding shares or percentages thereof outstanding from time-to-time or similar factors.
               4. Common Stock Subject to Options. The aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of options granted under the Plan shall not exceed 120,000.00, subject to adjustment under the provisions of Paragraph 8. The shares of Common stock to be issued upon the exercise of options may be authorized but unissued shares, shares issued and reacquired by the company or shares bought on the market for the purposes of the Plan. In the event any option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such option but not purchased thereunder shall again be available for options to be granted under the Plan.
               5. Participants. Options may be granted under the Plan to any person who is or who agrees to become a director, officer, or employee (including officers and employees who are also directors) of the Company.
               6. Terms and Conditions of Options. Any option granted under the Plan shall be evidenced by an agreement executed by the Company and the applicable officer or employee and shall contain such terms and be in such form as the Board may from time to time approve, subject to the following limitations and conditions.
               7.  Option Price.
                    (a) The option price per share with respect to each option shall be determined by the Board but shall in no instance be less than one-hundred percent (100%) of the fair market value to a share of the Common Stock on August 22, 1995. For the purposes hereof, fair market value shall be the bid price of the Common Stock on the OTC market as reported by NASDAQ. The bid price of the Common Stock, as reported by NASDAQ, on August 22, 1995 was $ 7.375.
                    (b) Period of Option. The expiration date of each option shall be fixed by the Board, but, notwithstanding any provision of the Plan to the contrary, such expiration date shall not be more than ten (10) years from the Date of Grant.
                    (c) Vesting of Shareholder Rights. Neither an optionee nor his successor shall have the rights of a shareholder of the company until the certificate evidencing the shares purchased are properly delivered to such optionee or his successor.
                    (d) Exercise of Option; Sale of Underlying Security. Each option shall be exercisable from time to time over a period commencing the date of Grant and ending upon the expiration or termination of the option. An option shall not be exercisable in whole or in part prior to the date of Board approval of the Plan. Any underlying security issued pursuant to the exercise of an option under the Plan must be held for at least six months from the date of grant of the exercise of the option, before such security can be sold.
                    (e) Nontransferability of Option. No option shall be transferable or assignable by an optionee, otherwise than by will or the laws of descent and distribution and each option shall be exercisable, during the optionee's lifetime, only by him. No option shall be pledged or hypothecated in any way and no option shall be subject to execution, attachment, or similar process except with the expressed consent of the Board.
                    (f) Termination of Employment. Upon termination of an optionee's employment with the Company, his option privileges shall be terminated in accordance with the terms of the option agreement between the Company and the Optionee. The granting of an option to an eligible person does not alter, in any way, the Company's existing rights to terminate such person's employment at any time for any reason, nor does it confer upon such person any rights or privileges except as specifically provided for in the Plan.
                    (g) Death of Optionee. If an optionee dies while in the employ of the company or any subsidiary, his option privileges shall be limited to the shares which were immediately purchasable by him at the date of death and such option privileges shall expire unless exercised by his successor within one hundred-eighty (180) days after the date of death.
               8.  Adjustments.
                    (a) In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares, or dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Board in the number and kind of shares for the purchase of which options may be granted under the Plan. In addition, the Board shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, to the end that the proportionate interest of the holder of the option shall, to the extent practicable, be maintained as before the occurrence of such event.
                    Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the option price per share.
                    (b) In the event of the dissolution or liquidation of the Company, any option granted under the Plan shall terminate as of a date to be fixed by the Board, provided that no less than thirty (30) days' written notice of the date so fixed shall be given to each optionee and each such optionee shall have the right during such period to exercise his option as to all or any part of the shares covered thereby including shares as to which such option would not otherwise be exercisable by reason of an insufficient lapse of time.
                    (c) In the event of a Reorganization (as hereinafter defined) in which the Company is not he surviving or acquiring company, or in which the Company is or becomes a wholly owned subsidiary of another company after the effective date of the Reorganization, then:
                         (1) If there is no plan or agreement respecting the Reorganization ("Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion, or exchange of the shares under outstanding and unexercised stock options for securities of another corporation, then the Board shall take such action, and the options shall terminate, as provided in subparagraph (b) of the Paragraph 7;
                         or
                         (2) If there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion, or exchange of the shares under outstanding and unexercised stock options for securities of another corporation, then the Board shall adjust the shares under such outstanding and unexercised stock options (and shall adjust the shares remaining under the Plan which are then available to be optioned under the plan if the Reorganization Agreement makes specific provision (therefore) and in a manner consistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion, or exchange of such stock and such options.
          The term "Reorganization as used in this subparagraph (c) of the Paragraph 8 shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company of securities of the Company pursuant to which the Company is or become s a wholly owned subsidiary of another company after the effective date of the Reorganization.
                         (d) Adjustments and determination under this Paragraph 8 shall be made by the Board, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding, and conclusive.
               9. Restriction of Issuing Shares. The exercise of each option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any shall have been effected or obtained free of any condition not acceptable to the Company.
               10. Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.
               11. Terms of the Plan. Unless the Plan shall theretofore have been terminated by the Board or as provided in Paragraph 12, the Plan shall terminate ten (10) years after the effective date of the Plan.
               12. Amendment, Suspension, and Termination of the Plan.
          The Board may at any time suspend or terminate the plan or may amend it from time to time in such respects as the Board may deem advisable in order that the options granted thereunder may conform to any changes in the law or in any other respect which the Board may deem to be in the best interest of the Company. No option may be granted during any suspension or after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without an optionee's consent, alter or impair any of the rights or obligations under the option theretofore granted to such optionee under the Plan.
               13. Effective Date of Plan; Shareholder Approval. The effective date of the Plan is August 22, 1995, the date of this approval by the Board. It shall be subject to approval and ratification by the Shareholders of the Company at its next regularly scheduled meeting in February, 1996; provided, that grants of stock options may be made by the Committee prior to such Shareholder approval, but that no exercise of the options will be allowed prior to such Shareholder approval.